As filed with the Securities and Exchange Commission on September 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Esports Entertainment Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

26-3062752

(I.R.S. Employer Identification Number)

Block 6,

Triq Paceville,

St. Julians STJ 3109

Malta

356 2713 1276

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate

112 North Curry St.

Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Shane Segarra, Esq.

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, Florida 33131

(305) 374-8500

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement No. 333-252370

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Esports Entertainment Group, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-252370), which was declared effective by the Securities and Exchange Commission (“SEC”) on February 5, 2021 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Initial Registration Statement are being registered.

This Registration Statement is being filed with respect to the registration of an additional $1,197,709 aggregate maximum amount of the Company’s securities, which are described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit Number	Exhibit Description
5.1	Opinion of Westward Law, LLC*
5.2	Opinion of Holland & Knight LLP*
23.1	Consent of Marcum LLP*
23.2	Consent of Friedman LLP*
23.3	Consent of Westward Law, LLC (included with Exhibit 5.1)
23.4	Consent of Holland & Knight LLP (included with Exhibit 5.2)
24.1	Power of Attorney (included on the signature pages hereto)
107	Filing Fee Table*

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on this 15th day of September, 2023.

ESPORTS ENTERTAINMENT GROUP, INC.

By:	/s/ Alex Igelman
Alex Igelman
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Igelman and Michael Villani acting singly, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alex Igelman	Chief Executive Officer	September 15, 2023
Alex Igelman	(Principal Executive Officer)

/s/ Michael Villani	Chief Financial Officer and Controller	September 15, 2023
Michael Villani	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jan Jones Blackhurst	Director	September 15, 2023
Jan Jones Blackhurst

/s/ Chul Woong Lim	Director	September 15, 2023
Chul Woong Lim

/s/ Alan Alden	Director	September 15, 2023
Alan Alden

/s/ Damian Mathews	Director	September 15, 2023
Damian Mathews

/s/ Robert Soper	Director	September 15, 2023
Robert Soper

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